UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 23, 2008 (September 19, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002

(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 19, 2008, China Valves Technology, Inc. (the “Company”) and Ms. Veronica Jing Chen entered into an employment agreement (the “Employment Agreement”), which is effective as of October 7, 2008 (the “Effective Date”).  Pursuant to the Employment Agreement, on and effective October 7, 2008, the Company will appoint Ms. Veronica Jing Chen, age 42, as Chief Financial Officer of the Company.  Since December 2007, Ms. Chen has been the Chief Financial Officer of Origin Agritech Inc., a United States NASDAQ listed company.  Prior to that, Ms. Chen was Senior Director of Finance of iKang Healthcare Inc. from December 2006 to November 2007.  From August 2001 to November 2006, Ms. Chen was the Director of Finance of Elong Inc., a United States NASDAQ listed company.  Ms. Chen holds a Doctor of Business Administration from Victoria University, Switzerland and a MBA from City University, the United States. Ms. Chen also has CPA Australia Membership. The term of the Employment Agreement (the “Initial Term”) commences on the Effective Date and extends for two years.  Either party may terminate the Employment Agreement upon thirty days notice.

The Employment Agreement provides, among other things, that Ms. Veronica Jing Chen’s base salary will be US$7,000 per month (the “Base Salary”).  Additionally, within three months of the Effective Date, upon approval of the board of directors of the Company, the Company will grant Ms. Chen options to purchase 100,000 shares of the Company’s common stock at the price of $3.5 per share. Ms. Chen may exercise 33.336% of the option on the first anniversary of her employment of the Company, and 8.333% every three months after the first anniversary. The Employment Agreement contains covenants prohibiting Ms. Chen from competing with the Company during the Initial Term and for two years after the Initial Term.  The Employment Agreement also prohibits Ms. Chen from disclosing any confidential information of the Company.

Concurrent with the appointment of Ms. Chen, on and effective October 7, 2008, Mr. Jianxing Li will resign as Chief Financial Officer of China Valves Technology, Inc. (the “Company”).  Mr. Li’s resignation is not in connection with any known disagreement with the Company on any matter.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

No family relationship exists between Ms. Veronica Jing Chen and any directors or executive officers of the Company.  In addition, there has been no transaction, nor is there any currently proposed transaction between Ms. Veronica Jing Chen and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of a September 22, 2008 press release announcing Ms. Veronica Jing Chen’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)           Exhibits.

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Jing Chen, dated September 19, 2008.
99.1	Press Release, dated September 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VALVES TECHNOLOGY, INC.

By:   /s/Siping Fang
Siping Fang
President and Chief Executive Officer

Dated: September 23, 2008

EXHIBIT INDEX

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Jing Chen, dated September 19, 2008.
99.1	Press Release, dated September 22, 2008.